EXHIBIT 10(e)

                                                              [CONFORMED COPY]













                                         $70,000,000


                                       CREDIT AGREEMENT


                                          dated as of


                                          May 10, 1993


                                              among


                                       Perini Corporation


                                     The Banks Listed Herein


                                              and


                             Morgan Guaranty Trust Company of New York,
                                           as Agent

                     TABLE OF CONTENTS 1<F1>


                                                        Page


                            ARTICLE I
                           DEFINITIONS


SECTION 1.01  Definitions..........................        1
        1.02  Accounting Terms and Determinations..       14


                           ARTICLE II
                          THE CREDITS


SECTION 2.01  Commitments to Lend..................       15
        2.02  Method of Borrowing..................       15
        2.03  Notes................................       17
        2.04  Maturity of Loans....................       17
        2.05  Interest Rates.......................       17
        2.06  Commitment Fees......................       21
        2.07  Participation Fee....................       21
        2.08  Agency Fee...........................       21
        2.09  Optional Termination or
                Reduction of Commitments...........       21
        2.10  Mandatory Termination or
                Reduction of Commitments...........       21
        2.11  Optional Prepayments.................       23
        2.12  General Provisions as
                to Payments........................       24
        2.13  Funding Losses.......................       25
        2.14  Computation of Interest and Fees.....       25
        2.15  Maximum Interest Rate................       25
        2.16  Letters of Credit....................       26




[FN]
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<F1>The Table of Contents is not a part of this Agreement.

                         ARTICLE III
                         CONDITIONS


SECTION 3.01  Effectiveness........................       31
        3.02  Credit Events........................       32


                         ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES


SECTION 4.01   Corporate Existence and Power.......       33
        4.02   Corporate and Governmental
                 Authorization; No Contravention...       33
        4.03   Binding Effect......................       34
        4.04   Financial Information...............       34
        4.05   Litigation..........................       34
        4.06   Compliance with ERISA...............       34
        4.07   Environmental Matters...............       35
        4.08   Taxes...............................       35
        4.09   Subsidiaries........................       35
        4.10   Not an Investment Company...........       36
        4.11   No Burdensome Restrictions..........       36
        4.12   Full Disclosure.....................       36


                            ARTICLE V
                            COVENANTS


SECTION 5.01   Information.........................       37
        5.02   Payment of Obligations..............       39
        5.03   Maintenance of Property; Insurance..       39
        5.04   Conduct of Business and
                 Maintenance of Existence..........       40
        5.05   Compliance with Laws................       40
        5.06   Inspection of Property,
                 Books and Records.................       40
        5.07   Current Ratio.......................       40
        5.08   Debt................................       41
        5.09   Minimum Consolidated Tangible
                 Net Worth.........................       41
        5.10   Interest Coverage...................       41
        5.11   Negative Pledge.....................       42
        5.12   Consolidations, Mergers and
                 Sales of Assets...................       42
        5.13   Use of Proceeds.....................       43
        5.14   Restricted Payments.................       43
        5.15   Real Estate Investments.............       43
        5.16   Other Investments...................       44
        5.17   Aetna Letters of Credit.............       44


                         ARTICLE VI
                          DEFAULTS


SECTION 6.01   Events of Default...................       45
        6.02   Cash Cover..........................       47
        6.03   Notice of Default...................       48


                        ARTICLE VII
                         THE AGENT


SECTION 7.01   Appointment and Authorization.......       48
        7.02   Agent and Affiliates................       48
        7.03   Action by Agent.....................       48
        7.04   Consultation with Experts...........       48
        7.05   Liability of Agent..................       49
        7.06   Indemnification.....................       49
        7.07   Credit Decision.....................       49
        7.08   Successor Agent.....................       49


                       ARTICLE VIII
                 CHANGE IN CIRCUMSTANCES


SECTION 8.01  Basis for Determining Interest
                Rate Inadequate or Unfair..........       50
        8.02  Illegality...........................       51
        8.03  Increased Cost and Reduced Return....       51
        8.04  Base Rate Loans Substituted
                for Affected Fixed Rate Loans......       53


                        ARTICLE IX
                       MISCELLANEOUS


SECTION 9.01 Notices..............................        54
        9.02 No Waivers...........................        54
        9.03 Expenses; Documentary Taxes;
               Indemnification....................        54
        9.04 Sharing of Set-Offs..................        55
        9.05 Amendments and Waivers...............        56
        9.06 Successors and Assigns...............        56
        9.07 Collateral...........................        58
        9.08 Governing Law; Submission to
               Jurisdiction.......................        58
        9.09 Counterparts; Integration............        58
        9.10 WAIVER OF JURY TRIAL.................        58

Schedule I    -  Existing Debt

Schedule II   -  Proposed Guarantees

Schedule III  -  Aetna Letters of Credit

Schedule IV   -  Existing Liens

Exhibit A     -  Note

Exhibit B-1   -  Opinion of General Counsel of the Borrower

Exhibit B-2   -  Opinion of New York Counsel for the
                   Borrower

Exhibit C          -  Opinion of Special Counsel for the
                   Agent

Exhibit D          -  Subsidiary Guaranty Agreement

Exhibit E          -  Assignment and Assumption Agreement

                           CREDIT AGREEMENT



          AGREEMENT dated as of May 10, 1993 among PERINI CORPORATION, the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.


                               ARTICLE I

                               DEFINITIONS


          SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

          "Adjusted CD Rate" has the meaning set forth in Section 2.05(b).

          "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.05(c).

          "Administrative Questionnaire" means, with respect to each Bank, the administrative questionnaire in the form submitted to such Bank by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

         "Aetna Letters of Credit" means the letters of credit listed in
Schedule III.

          "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks under the Financing Documents, and its successors in such capacity.

          "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

          "Assessment Rate" has the meaning set forth in Section 2.05(b).

          "Assignee" has the meaning set forth in Section 9.06(c).

          "Available LC Amount" means at any time an amount equal to the lesser of (x) $15,000,000 or (y) the excess, if any, of (i) the aggregate amount of the Commitments over (ii) the aggregate outstanding principal amount of the Loans plus the aggregate amount available for drawing under the Aetna Letters of Credit at such time.

          "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

          "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus Federal Funds Rate for such day.

          "Base Rate Loan" means a Loan to be made by a Bank as a Base Rate Loan pursuant to the applicable Notice of Borrowing or Article VIII.

          "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "Borrower" means Perini Corporation, a Massachusetts corporation, and its successors.

          "Borrower's 1992 Form 10-K" means the Borrower's annual report on Form 10-K for 1992, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

          "Borrowing" means a borrowing under this Agreement consisting of Loans made to the Borrower at the same time by the Banks pursuant to Article
II. A Borrowing is a "Domestic Borrowing" if such Loans are Domestic Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans. A Domestic Borrowing is a "CD Borrowing" if such Domestic Loans are CD Loans or a "Base Rate Borrowing" if such Domestic Loans are Base Rate Loans.

          "CD Base Rate" has the meaning set forth in Section 2.05(b).

          "CD Loan" means a Loan to be made by a Bank as a CD Loan pursuant to the applicable Notice of Borrowing.

          "CD Margin" has the meaning set forth in Section 2.05(b).

          "CD Reference Banks" means Bank of America National Trust & Savings Association and Morgan Guaranty Trust Company of New York.

          "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Sections 2.09 and 2.10.

         "Consolidated Capital Base" means, at any date, the Consolidated Tangible Net Worth of the Borrower at such date plus 75% of the principal amount of any Special Subordinated Debt outstanding at such date.

          "Consolidated Current Assets" means at any date the consolidated current assets of the Borrower and its Consolidated Subsidiaries excluding costs related to Claims, all determined as of such date. For purposes of this definition, "Claims" mean the amount (to the extent reflected in determining such consolidated current assets) of disputed or unapproved change orders in regards to scope and/or price that, in Perini project management's opinion (and approved by Perini senior management), will not be resolved in the normal course of business (i.e. through the change order process and without resort to litigation or arbitration) and which have not been previously reflected in the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of March 31, 1993.

          "Consolidated Current Liabilities" means at any date the consolidated current liabilities of the Borrower and its Consolidated Subsidiaries, determined as of such date.

          "Consolidated Earnings Before Interest and Taxes" means for any period Consolidated Net Income for such period (x) less (i) the Borrower's equity share of income (or plus the Borrower's equity share of loss) of unconsolidated joint ventures for such period and (ii) capitalized real estate taxes for such period, to the extent not permitted to be capitalized in accordance with generally accepted accounting principles as in effect on the date hereof, and (y) plus (i) cash distributions of earnings from unconsolidated joint ventures for such period and (ii) the aggregate amount deducted in determining such Consolidated Net Income in respect of Consolidated Interest Charges and income taxes.

          "Consolidated Interest Charges" means for any period the aggregate interest expense of the Borrower and its Consolidated Subsidiaries for such period including, without limitation, (i) the portion of any obligation under capital leases allocable to interest expense in accordance with generally accepted accounting principles, (ii) the portion of any debt discount that shall be amortized in such period and (iii) any interest accrued during such period which is capitalized in accordance with generally accepted accounting principles, and without any reduction on account of interest income.

          "Consolidated Net Income" means for any period the consolidated net income (or loss) of the Borrower and its Consolidated Subsidiaries for such period.

          "Consolidated Subsidiary" of any Person means at any date any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

          "Consolidated Tangible Net Worth" of any Person means at any date the consolidated stockholders' equity of such Person and its Consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to December 31, 1992 in the book value of any asset owned by the Borrower or a Consolidated Subsidiary and (ii) all unamortized debt discount and expense, capitalized real estate taxes (to the extent not permitted to be capitalized in accordance with generally accepted accounting principles as in effect on the date hereof), goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental (other than real estate developmental) expenses and other intangible items.

          "Credit Event" means the making of a Loan or the issuance of a Letter of Credit or the extension of an Evergreen Letter of Credit.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vi) all Debt of others Guaranteed by such Person; provided that advances to the Borrower or a Subsidiary by a joint venture out of the Borrower's or such Subsidiary's share of the undistributed earnings of such joint venture shall not constitute Debt.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Massachusetts are authorized by law to close.

          "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

          "Domestic Loans" means CD Loans or Base Rate Loans or both.

          "Domestic Reserve Percentage" has the meaning set forth in Section 2.05(b).

          "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

          "Environmental Laws" means any and all federal state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

          "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

          "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

          "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

          "Euro-Dollar Loan" means a Loan to be made by a Bank as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing.

          "Euro-Dollar Margin" has the meaning set forth in Section 2.05(c).

          "Euro-Dollar Reference Banks" means the principal London offices of Bank of America National Trust & Savings Association and Morgan Guaranty Trust Company of New York.

          "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.05(c).

          "Event of Default" has the meaning set forth in Section 6.01.

         "Evergreen Letter of Credit" has the meaning set forth in Section 2.16(b).

         "Exempt Group" means (i) any employee benefit plan of the Borrower or any Subsidiary, (ii) any entity or Person holding shares of common stock of Borrower organized, appointed or established by the Borrower or any Subsidiary for or pursuant to the terms of any such plan or (iii) The Perini Memorial Foundation, Inc., The Joseph Perini Memorial Foundation, or any of the various trusts established under the wills of Lewis R. Perini, Senior, Joseph R. Perini, Senior or Charles B. Perini, Senior.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

          "Financial Letter of Credit" means any Letter of Credit which constitutes a financial standby letter of credit within the meaning of Appendix A to Regulation H of the Board of Governors of the Federal Reserve System or other applicable capital adequacy guidelines promulgated by bank regulatory authorities (including without limitation workmen's compensation letters of credit).

          "Financing Documents" means this Agreement, the Subsidiary Guaranty Agreement and the Notes.

          "Fixed Rate Borrowing" means a CD Borrowing or a Euro-Dollar
Borrowing.

          "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or both.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit or bid and performance bonds and guarantees in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "Indemnitee" has the meaning set forth in Section 9.03(b).

          "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

         (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

         (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

(2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60 or 90 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

         (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

         (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date; and

(3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

         (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

         (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit or otherwise.

         "LC Bank" means BayBank Boston, N.A.

          "LC Exposure" means, at any time and for any Bank, an amount equal to such Bank's Percentage of the aggregate amount of Letter of Credit Liabilities in respect of all Letters of Credit at such time.

          "Letter of Credit" has the meaning set forth in Section 2.16(a).

          "Letter of Credit Liabilities" means, at any time and in respect of any Letter of Credit, the sum, without duplication, of (i) the amount available for drawing under such Letter of Credit plus (ii) the aggregate unpaid amount of all Reimbursement Obligations in respect of previous drawings made under such Letter of Credit.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" means a Domestic Loan or a Euro-Dollar Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or both.

          "Loan Commitment" means for any Bank at any time an amount equal to the excess, if any, of such Bank's Commitment at such time over such Bank's LC Exposure at such time.

          "London Interbank Offered Rate" has the meaning set forth in Section 2.05(c).

          "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000.

          "Material Subsidiary" means at any time a Subsidiary which as of such time meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.

         "Modified Parent Company Debt" means at any date the Debt of the Borrower (other than Debt payable to a Wholly-Owned Consolidated Subsidiary), determined on an unconsolidated basis as of such date, less 75% of the principal amount of any Special Subordinated Debt outstanding on such date.

          "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

          "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

          "Notice of Borrowing" has the meaning set forth in Section 2.02.

         "Notice Time" has the meaning set forth in Section 2.16(b).

          "Obligor" means each of the Borrower and the Subsidiary Guarantors, and "Obligors" means all of the foregoing.

          "Parent" means, with respect to any Bank, any Person controlling such Bank.

          "Participant" has the meaning set forth in Section 9.06(b).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Percentage" means, with respect to each Bank, the percentage that such Bank's Commitment constitutes of the aggregate amount of the Commitments.

          "Performance Letter of Credit" means a Letter of Credit which constitutes a performance standby letter of credit within the meaning of Appendix A to Regulation H of the Board of Governors of the Federal Reserve system or other applicable capital adequacy guidelines promulgated by bank regulatory authorities.

          "Perini Building Company" means Perini Building Company, Inc., an Arizona corporation.

         "Perini International" means Perini International Corporation, a Massachusetts corporation.

          "Perini Land and Development" means Perini Land and Development Company, a Delaware corporation.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

          "Prior Agreement" means the Credit Agreement dated as of October 31, 1986, amended and restated as of March 1, 1989, among the Borrower, the banks listed therein and Morgan Guaranty Trust Company of New York, as agent for such banks, as amended to the Effective Date.

          "Real Estate Investment" means (i) the acquisition, construction or improvement of any real property, other than real property used by the Borrower or a Consolidated Subsidiary in the conduct of its construction business or
(ii) any Investment in any Person (including Perini Land and Development or another Consolidated Subsidiary, but without duplication of any Real Estate Investment made by such Person with the proceeds of such Investment) engaged in real estate investment or development or whose principal assets consist of real property; provided that the Guarantees contemplated by Section 5.08(b)(ii) and
(iii) shall not constitute Real Estate Investments.

         "R. E. Dailey & Co." means R. E. Dailey & Co., a Michigan corporation.

          "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

          "Refunding Borrowing" means a Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Loans made by any Bank.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Reimbursement Obligations" means at any date the obligations of the Borrower then outstanding under Section 2.16 to reimburse any Bank for the amount paid by such Bank in respect of a drawing under a Letter of Credit.

          "Required Banks" means at any time Banks having at least 60% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 60% of the aggregate unpaid principal amount of the Loans.

         "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock; provided that none of the following shall constitute Restricted Payments: (i) the declaration and payment of dividends on preferred stock of the Borrower in an aggregate amount with respect to any four consecutive fiscal quarters not exceeding $2,125,000, (ii) the exchange of Special Subordinated Debt for the Borrower's $21.25 Convertible Exchangeable Preferred Shares, or (iii) the redemption, for an aggregate redemption price not exceeding $200,000, of the "Rights" issued pursuant to the Shareholder Rights Agreement dated as of September 23, 1988, as amended, between the Borrower and The First National Bank of Boston, as Rights Agent or
(iv) cash payments in the ordinary course of business in full or partial settlement of employee stock options or similar incentive compensation arrangements.

         "Special Subordinated Debt" means the 8 1/2% Convertible Subordinated Debentures due 2012 of the Borrower issuable in exchange for the Borrower's $21.25 Convertible Exchangeable Preferred Shares in accordance with the terms of the Certificate of Vote of Directors Establishing a Series of a Class of Stock fixing the relative rights and preferences of such Shares as originally filed with the Secretary of the Commonwealth of Massachusetts.

          "Subsidiary" of any Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

          "Subsidiary Guarantor" means each of Perini Building Company, Perini International, Perini Land and Development, R. E. Dailey & Co. and each other Subsidiary of the Borrower which becomes a party to the Subsidiary Guaranty Agreement pursuant to Section 3.01 thereof, and their respective successors.

          "Subsidiary Guaranty Agreement" means the Subsidiary Guaranty Agreement in substantially the form of Exhibit D among the Borrower, the Subsidiary Guarantors party thereto and the Agent, as executed and delivered pursuant to Section 3.01(b) and as the same may be amended from time to time in accordance with the terms thereof.

         "Temporary Cash Investment" means investment of cash balances in United States Government securities or other short-term money market investments.

          "Termination Date" means April 30, 1996 (or if such date is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day).

          "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "Usage" means, at any date, the sum of the aggregate outstanding principal amount of the Loans at such date plus the aggregate amount of Letter of Credit Liabilities at such date with respect to all Letters of Credit.

          "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary of the Borrower all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

          SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks.


                               ARTICLE II

                              THE CREDITS


          SECTION 2.01. Commitments to Lend. From time to time prior to the Termination Date, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower from time to time amounts not to exceed in the aggregate at any one time outstanding the amount of its Loan Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $2,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Loan Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time prior to the Termination Date under this Section.

          SECTION 2.02. Method of Borrowing. (a) The Borrower shall give the Agent notice (a "Notice of Borrowing") not later than 10:00 A.M. (New York City time) at least one Domestic Business Day before each Base Rate Borrowing, at least two Domestic Business Days before each CD Borrowing and at least three Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

         (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

        (ii)  the aggregate amount of such Borrowing,

       (iii) whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans, and

        (iv) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

          (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (c) Not later than 11:00 A.M. (New York City time) on the date of each Borrowing, each Bank shall (except as provided in subsection (d) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

          (d) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (c) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

          (e) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (c) and (d) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at
(i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section
2.05 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

          SECTION 2.03. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office.

          (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (c) Upon receipt of each Bank's Note pursuant to Section 3.01(c), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

          SECTION 2.04. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

          SECTION 2.05. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of 1% plus the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

          (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin plus the applicable Adjusted CD Rate; provided that if any CD Loan or any portion thereof shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin plus the Adjusted CD Rate applicable to such Loan and (ii) the rate applicable to Base Rate Loans for such day.

          "CD Margin" means 2.375%.

          The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                   [ CDBR       ]*
         ACDR   =  [ ---------- ]  + AR
                   [ 1.00 - DRP ]

         ACDR   =  Adjusted CD Rate
         CDBR   =  CD Base Rate
          DRP   =  Domestic Reserve Percentage
          AR    =  Assessment Rate

     __________
     * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

          The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

          "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

          "Assessment Rate" means for any day the annual assessment rate in effect on such date which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of C.F.R. X 3227.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

          (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin plus the applicable Adjusted London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

          "Euro-Dollar Margin" means 2.25%.

          The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

          The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

          "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

          (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin plus the Adjusted London Interbank Offered Rate applicable to such Loan and (ii) the Euro-Dollar Margin plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may elect) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

          (e) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (f) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated hereby. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

          SECTION 2.06. Commitment Fees. The Borrower shall pay to the Agent for the account of each Bank a commitment fee at the rate of 1/2 of 1% per annum on the daily average unused portion of such Bank's Commitment. Such commitment fees shall accrue from and including the Effective Date to but excluding the Termination Date. Such commitment fees shall be payable on the last day of each fiscal quarter of the Borrower prior to the Termination Date and on the Termination Date.

          SECTION 2.07. Participation Fee. The Borrower shall pay to the Agent for the account of each Bank on the Effective Date a participation fee in an amount equal to 1/4 of 1% of such Bank's Commitment.

          SECTION 2.08. Agency Fee. The Borrower shall pay to the Agent as compensation for its services hereunder agency fees payable in the amounts and at the times heretofore agreed between the Borrower and the Agent.

          SECTION 2.09. Optional Termination or Reduction of Commitments. The Borrower may, upon at least three Domestic Business Days' notice to the Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of $5,000,000 or any larger multiple of $1,000,000, the unused portions of the Commitments. If the Commitments are terminated in their entirety, all accrued commitment fees shall be payable on the effective date of such termination.

          SECTION 2.10.  Mandatory Termination or Reduction of Commitments.
(a) The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

          (b) On the first Euro-Dollar Business Day of each April prior to the Termination Date, the Commitments of all Banks shall be automatically and ratably reduced by an aggregate amount equal to:

         (i) if Net Proceeds of all sales and other dispositions of interests in real estate Deemed Received during the most recently ended fiscal year of the Borrower are greater than the First Threshold for such fiscal year, 50% of the amount by which such Net Proceeds Deemed Received during such fiscal year exceed the First Threshold for such fiscal year (or, if such Net Proceeds Deemed Received during such fiscal year are greater than the Second Threshold for such fiscal year, 50% of the amount by which the Second Threshold for such fiscal year exceeds the First Threshold for such fiscal year)

        (ii) plus, if such Net Proceeds Deemed Received during the most recently ended fiscal year of the Borrower are greater than the Second Threshold for such fiscal year, 100% of the amount by which such Net Proceeds Deemed Received during such fiscal year exceed the Second Threshold for such fiscal year, provided that no reduction in the Commitments pursuant to this subsection (b) shall reduce the aggregate amount of the Commitments to less than $40,000,000.

          The "Net Proceeds" of any sale or other disposition of any interest in real property means the gross cash proceeds (plus the fair market value of the gross non-cash proceeds, if any) of such sale or other disposition received by the seller thereof, (i) less estimated income taxes incurred by the seller of such interest, if any, as a result of such sale or other disposition (or, if as a result of such sale or other disposition, it is estimated that income taxes payable by such seller shall be reduced, plus the estimated amount of such reduction), (ii) less estimated cash transaction costs and other taxes incurred in connection with such sales or other dispositions and (iii) less the principal amount of Debt of the seller required by its terms to be repaid upon such sale or upon distribution of the proceeds of such sale (and prepayment penalty, if any), provided that if the partners or equity owners of such seller, rather than such seller, are required to pay income taxes on such seller's income, the portion of the Net Proceeds of such sale or other disposition that is Deemed Received will be reduced by the estimated income taxes incurred by the Borrower and its Subsidiaries, if any, as a result of such sale or other disposition (or, if as a result of such sale or other disposition, it is estimated that income taxes payable by the Borrower and its Subsidiaries shall be reduced, the Net Proceeds of such sale or other disposition Deemed Received will be increased by the estimated amount of such reduction).

          Net Proceeds will be "Deemed Received" at the earlier of: (x) the time received by the Borrower or any of its Subsidiaries and (y) the time received by a corporation, a general or limited partnership or a joint venture (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries directly or indirectly has any equity interest, if the Borrower or any Subsidiary may compel or cause such Person to distribute such Net Proceeds, to the extent the Borrower and its Subsidiaries would be entitled to such Net Proceeds on distribution thereof (reduced as described in the proviso to the definition of Net Proceeds). Amounts paid or held in escrow shall not be "Deemed Received" until released from escrow. If, pursuant to the express terms of any sale or other disposition, the seller may be required to repay in cash a portion of the consideration paid in such sale or other disposition, the amount "Deemed Received" at the time of such sale or other disposition will be reduced by the maximum amount the seller may be required so to repay and such amount (less any repayment actually made by such seller) shall be "Deemed Received" at the earlier of: (i) when such seller may no longer be required so to repay such amount pursuant to the terms of such sale or other disposition and (ii) one year after such sale or other disposition.

         The "First Threshold" and the "Second Threshold" for each fiscal year of the Borrower are $15,000,000 and $25,000,000, respectively.

          (c) On each day on which any Commitment is reduced pursuant to this Section, the Borrower shall repay such principal amount (together with accrued interest thereon) of each Bank's outstanding Loans, if any, as may be necessary so that after such repayment, the aggregate unpaid principal amount of such Bank's Loans does not exceed the amount of such Bank's Loan Commitment after giving effect to such reduction; provided that if this subsection (c) would otherwise require prepayment of any Fixed Rate Loan prior to the last day of the applicable Interest Period, such prepayment shall be deferred to such last day unless the Required Banks otherwise direct by notice to the Borrower.

          SECTION 2.11. Optional Prepayments. (a) The Borrower may, upon at least one Domestic Business Day's notice to the Agent, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating $2,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks included in such Borrowing.

          (b) Except as provided in Sections 2.10(c) and 8.02, the Borrower may not prepay all or any portion of the principal amount of any Fixed Rate Loan prior to the maturity thereof.

          (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

          SECTION 2.12. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 11:00 A.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

          SECTION 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Section 2.10(c), Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.05(d), or if the Borrower fails to borrow any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.02(b), the Borrower shall reimburse each Bank on demand for any resulting loss or expense incurred by it (or by any existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

          SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          SECTION 2.15. Maximum Interest Rate. (a) Nothing contained in this Agreement or the Notes shall require the Borrower to pay interest at a rate exceeding the maximum rate permitted by applicable law. Neither this Section nor Section 9.08 is intended to limit the rate of interest payable for the account of any Bank to the maximum rate permitted by the laws of the State of New York if a higher rate is permitted with respect to such Bank by supervening provisions of U.S. federal law.

          (b) If the amount of interest payable for the account of any Bank on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to Section 2.05, would exceed the maximum amount permitted by applicable law to be charged by such Bank, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount.

          (c) If the amount of interest payable for the account of any Bank in respect of any interest computation period is reduced pursuant to clause (b) of this Section and the amount of interest payable for its account in respect of any subsequent interest computation period, computed pursuant to Section 2.05, would be less than the maximum amount permitted by applicable law to be charged by such Bank, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Bank has been increased pursuant to this clause (c) exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to clause (b) of this Section.

          SECTION 2.16. Letters of Credit. (a) Subject to the terms and conditions hereof, the LC Bank agrees to issue letters of credit hereunder from time to time before the Termination Date upon the request of the Borrower (such letters of credit issued, the "Letters of Credit"); provided that, immediately after each such Letter of Credit is issued, the aggregate amount of the Letter of Credit Liabilities for all Letters of Credit shall not exceed the Available LC Amount. Upon the date of issuance by the LC Bank of a Letter of Credit in accordance with this Section 2.16, the LC Bank shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from the LC Bank, a participation in such Letter of Credit and the related Letter of Credit Liabilities in proportion to its Percentage.

          (b) The Borrower shall give the LC Bank at least three Domestic Business Days' prior notice (effective upon receipt) specifying the date each Letter of Credit is to be issued, and describing the proposed terms of such Letter of Credit and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice the LC Bank shall promptly notify the Agent, and the Agent shall promptly notify each Bank of the contents thereof and of the amount of such Bank's participation in such proposed Letter of Credit. The issuance by the LC Bank of any Letter of Credit shall, in addition to the conditions precedent set forth in Article III (the satisfaction of which the LC Bank shall have no duty to ascertain), be subject to the conditions precedent that such Letter of Credit shall be satisfactory to the LC Bank and that the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the LC Bank shall have reasonably requested. It is understood that any such Letter of Credit may include an evergreen or renewal option, pursuant to which the expiry date will be automatically extended unless notice of non-renewal is given by the LC Bank (provided that such Letter of Credit has an absolute expiry date not later than the Termination Date and provided further that the LC Bank shall deliver notice of non-renewal at the time such notice is required to be given (for any such Letter of Credit, the "Notice Time") unless requested not to by the Borrower, which request will be treated in the same manner as a request for issuance of a new Letter of Credit on the same terms (any such Letter of Credit, an "Evergreen Letter of Credit"). No Letter of Credit shall have a term extending beyond the Termination Date.

          (c) The Borrower shall pay to the Agent a letter of credit fee at a rate equal to (i) 1.00% per annum on the aggregate amount available for drawings under each Performance Letter of Credit issued from time to time and
(ii) 2.25% per annum on the aggregate amount available for drawings under each Financial Letter of Credit issued from time to time, any such fee to be payable for the account of the Banks ratably in proportion to their Percentages. Such fee shall be payable in arrears on the last day of each fiscal quarter of the Borrower for so long as such Letter of Credit is outstanding and on the date of termination thereof. The Borrower shall pay to the LC Bank additional fees and expenses in the amounts and at the times as agreed between the Borrower and the LC Bank.

          (d) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment or other drawing under such Letter of Credit, the LC Bank shall notify the Agent and the Agent shall promptly notify the Borrower and each other Bank as to the amount to be paid as a result of such demand or drawing and the respective payment date. The responsibility of the LC Bank to the Borrower and each Bank shall be only to determine that the documents (including each demand for payment or other drawing) delivered under each Letter of Credit issued by it in connection with such presentment shall be in conformity in all material respects with such Letter of Credit. The LC Bank shall endeavor to exercise the same care in the issuance and administration of the Letters of Credit as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Bank, each Bank severally agrees that it shall be unconditionally and irrevocably liable without regard to the occurrence of any Event of Default or any condition precedent whatsoever, pro rata to the extent of such Bank's Percentage, to reimburse the LC Bank on demand for the amount of each payment made by the LC Bank under each Letter of Credit issued by the LC Bank to the extent such amount is not reimbursed by the Borrower pursuant to clause (e) below together with interest on such amount for each day from the date of the LC Bank's demand for such payment (or, if such demand is made after 11:00 A.M. (New York City time) on such date, from the next succeeding Domestic Business Day) to the date of payment by such Bank of such amount at a rate of interest per annum equal to the Federal Funds Rate for such day.

          (e) The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the LC Bank for any amounts paid by the LC Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Bank shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Bank to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (ii) such Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. All such amounts paid by the LC Bank and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day. The LC Bank will pay to each Bank ratably in accordance with its Percentage all amounts received from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Bank has made payment to the LC Bank in respect of such Letter of Credit pursuant to Section 2.16(d).

         (f) If after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any tax, reserve, special deposit or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or participations therein, and the result shall be to increase the cost to any Bank of issuing or maintaining any Letter of Credit or any participation therein, or reduce any amount receivable by any Bank hereunder in respect of any Letter of Credit (which increase in cost, or reduction in amount receivable, shall be the result of such Bank's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Bank (which demand shall not be unreasonably delayed, provided that a demand within six months of the accrual of such increased cost or reduction in amount receivable will not be deemed to be unreasonably delayed), the Borrower agrees to pay to such Bank, from time to time as specified by such Bank, such additional amounts as shall be sufficient to compensate such Bank for such increased costs or reductions in amount incurred by such Bank. A certificate of such Bank submitted by such Bank to the Borrower shall be conclusive as to the amount thereof in the absence of manifest error.

         (g) The Borrower's obligations under this Section 2.16 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Bank, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the LC Bank and the Banks that the LC Bank and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Letter of Credit shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Subsidiaries, the beneficiary of any Letter of Credit or any financing institution or other party to whom any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower or any of its Subsidiaries against the beneficiary of any Letter of Credit or any such transferee. The LC Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued, extended or renewed by it. The Borrower agrees that any action taken or omitted by the LC Bank or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith and without gross negligence, shall be binding upon the Borrower and shall not put the LC Bank or any Bank under any liability to the Borrower.

         (h) To the extent not inconsistent with clause (g) above, the LC Bank shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Bank. The LC Bank shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.16, the LC Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of participations in any Letters of Credit.

         (i) The Borrower hereby indemnifies and holds harmless each Bank and the Agent from and against any and all claims and damages, losses, liabilities, costs or expenses which such Bank or the Agent may incur (or which may be claimed against such Bank or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Bank may incur by reason of or in connection with the failure of any other Bank to fulfill or comply with its obligations to the LC Bank hereunder (but nothing herein contained shall affect any rights the Borrower may have against such defaulting Bank); provided that the Borrower shall not be required to indemnify any Bank or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (ii) the LC Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. Nothing in this Section 2.16(i) is intended to limit the obligations of the Borrower under any other provision of this Agreement.

         (j) Each Bank shall, ratably in accordance with its Percentage, indemnify the LC Bank, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit) that such indemnitees may suffer or incur in connection with this Section 2.16 or any action taken or omitted by such indemnitees hereunder.

         (k) In its capacity as a Bank the LC Bank shall have the same rights and obligations as any other Bank.

                                  ARTICLE III

                                  CONDITIONS


          SECTION 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

         (a) receipt by the Agent of counterparts of this Agreement signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

         (b) receipt by the Agent of counterparts of the Subsidiary Guaranty Agreement, duly executed by each of the Obligors listed on the signature pages thereof;

         (c) receipt by the Agent of a duly executed Note for the account of each Bank dated on or before the Effective Date complying with the provisions of Section 2.03;

         (d) receipt by the Agent of (i) an opinion of the General Counsel of the Borrower and (ii) an opinion of Jacobs Persinger & Parker, counsel for the Borrower, substantially in the form of Exhibits B-1 and B-2 hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

         (e) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

         (f) the fact that all loans outstanding under the Prior Agreement shall have been, or shall simultaneously with the effectiveness hereof be, repaid in full, together with all accrued interest and accrued fees under the Prior Agreement; and

         (g) receipt by the Agent of all documents it may reasonably request relating to the existence of the Obligors, the corporate authority for and the validity of the Financing Documents and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

Provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than May 20, 1993. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto. The Borrower and each of the Banks which is a party to the Prior Agreement, comprising the "Required Banks" as defined in the Prior Agreement, hereby agree that (i) the commitments of the banks under the Prior Agreement shall terminate simultaneously with the effectiveness of this Agreement without the notice required under Section 2.09 of the Prior Agreement and (ii) the Borrower may prepay any Prime Borrowing as defined in the Prior Agreement on the Effective Date hereof without prior notice. On the Effective Date hereof the Borrower may make an initial Base Rate Borrowing under this Agreement by giving the Agent a Notice of Borrowing not later than 12:00 P.M. (New York City time) on the Effective Date.

          SECTION 3.02. Credit Events. The obligation of any Bank to make a Loan on the occasion of any Borrowing and of the LC Bank to issue a Letter of Credit (or to permit the extension of an Evergreen Letter of Credit) on the occasion of a request therefor by the Borrower is subject to the satisfaction of the following conditions:

         (a)  receipt (i) by the Agent of a Notice of Borrowing as required by
Section 2.02, in the case of a Borrowing or (ii) by the LC Bank of notice as required by Section 2.16, in the case of a Letter of Credit or, in the case of an extension of an Evergreen Letter of Credit, of a request for extension prior to the Notice Time thereof;

         (b) the fact that, after giving effect to such Credit Event, the Usage plus the aggregate amount available for drawing under the Aetna Letters of Credit shall not exceed the aggregate amount of the Commitments;

         (c) the fact that, immediately after such Credit Event, no Default shall have occurred and be continuing; and

         (d) the fact that the representations and warranties of the Borrower contained in this Agreement (except, in the case of a Refunding Borrowing, the representation and warranty set forth in Section 4.04(b) as to any material adverse change which has theretofore been disclosed in writing by the Borrower to the Banks) shall be true on and as of the date of such Credit Event.

Each Credit Event shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Event as to the facts specified in clauses
(b), (c)  and (d) of this Section.


                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES


          The Borrower represents and warrants that:

          SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Massachusetts, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each Obligor of the Financing Documents to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Obligor or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Obligor or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of such Obligor or any of its Subsidiaries.

          SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower in each case enforceable in accordance with their respective terms. The Subsidiary Guaranty Agreement, when executed and delivered in accordance with this Agreement, will constitute a valid and binding agreement of each Obligor enforceable against each Obligor in accordance with its terms.

          SECTION 4.04.  Financial Information.

          (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1992 and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, reported on by Arthur Andersen & Co. and set forth in the Borrower's 1992 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

          (b) Since December 31, 1992 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

          SECTION 4.05. Litigation. Except as disclosed in the Borrower's 1992 Form 10-K, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries or which in any manner draws into question the validity of any Financing Document.

          SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability to the PBGC or any other Person under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

          SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Borrower conducts periodic reviews of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries and compliance therewith. The Borrower and its Subsidiaries also attempt, whenever possible, to negotiate specific provisions in contracts for construction services that allocate to the contracting governmental agency or private owner, the entire risk and responsibility for Hazardous Substances encountered during the course of construction. On the basis of such reviews and contract provisions and procedures, the Borrower has reasonably concluded that the costs and associated liabilities of compliance with Environmental Laws are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

          SECTION 4.08. Taxes. United States Federal income tax returns of the Borrower and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1986. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

          SECTION 4.09. Subsidiaries. Each of the Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.10. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.11. No Burdensome Restrictions. No contract, lease, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which any of its property is bound or affected, no charge, corporate restriction, judgment, decree or order and no provision of applicable law or governmental regulation has or is reasonably expected to materially and adversely affect the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.

          SECTION 4.12. Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true and accurate in all material respects (or in the case of projections and similar information based on reasonable estimates) on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect or may reasonably be expected to materially and adversely affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.


                                 ARTICLE V

                                 COVENANTS


          The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding or any Reimbursement Obligation with respect thereto remains unpaid:

          SECTION 5.01.  Information.  The Borrower will deliver to each of the
Banks:

         (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Arthur Andersen & Co. or other independent public accountants of nationally recognized standing;

         (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated condensed balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated condensed statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

         (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.07 to 5.10, inclusive, 5.12, 5.14 and 5.15 on the date of such financial statements and
(ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that there existed on the date of such statements any Default and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

         (e) simultaneously with the delivery of each set of financial statements set forth above, a schedule, dated as of the date of such financial statements, listing each construction contract which provides for aggregate total payments in excess of $2,500,000 and with respect to which the Borrower or a Consolidated Subsidiary of the Borrower is a party or participates through a joint venture, and setting forth as of the date of such schedule for each such contract the Borrower's original estimate of revenue and profit, the Borrower's current estimate of revenue and profit, cumulative realized and estimated remaining revenue and profit, and the percentage of completion and anticipated completion date of each such contract, certified as to consistency, accuracy and reasonableness of estimates by the chief financial officer or the chief accounting officer of the Borrower;

         (f) forthwith upon the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (g) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

         (h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

         (i) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 407 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v)
 gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

         (j) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

          SECTION 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

          SECTION 5.03. Maintenance of Property; Insurance. The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; will maintain, and will cause each Subsidiary to maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and reputable insurance companies, insurance on all their property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon written request from the Agent, full information as to the insurance carried.

          SECTION 5.04. Conduct of Business and Maintenance of Existence. The Borrower will continue, and will cause each Subsidiary Guarantor to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary Guarantor to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

          SECTION 5.05. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

          SECTION 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense (subject to Section 9.03(a)(ii)) to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

          SECTION 5.07. Current Ratio. Consolidated Current Assets will at no time be less than 100% of Consolidated Current Liabilities.

          SECTION 5.08. Debt. (a) Modified Parent Company Debt will at no time (i) at or prior to December 31, 1993, exceed 75% of Consolidated Capital Base, (ii) after December 31, 1993 and at or prior to December 31, 1994, exceed 70% of Consolidated Capital Base and (iii) after December 31, 1994, exceed 65% of Consolidated Capital Base.

          (b) The Borrower will not permit any Subsidiary to incur or suffer to exist any Debt other than (i) Debt of Perini Land and Development outstanding at December 31, 1992, as described in Schedule I, (ii) Debt of Perini Land and Development in the form of Guarantees issued subsequent to December 31, 1992 in an aggregate amount not exceeding $14,000,000, as described in Schedule II, (iii) Debt of Perini Land and Development in the form of Guarantees, in addition to the Guarantees permitted by clause (ii) above, issued subsequent to December 31, 1992 in an aggregate amount not exceeding $5,000,000, (iv) Debt of Perini International Corporation in an aggregate amount not exceeding $5,000,000, (v) Debt payable to the Borrower or a Wholly-Owned Consolidated Subsidiary and (vi) any refinancing, extension, renewal or refunding of the Debt referred to in clauses (i) through (v) above, provided that such Debt is not increased.

          SECTION 5.09. Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth of the Borrower will at no time be less than the Minimum Compliance Level, determined as set forth below. The "Minimum Compliance Level" is an amount equal to $100,000,000 subject to increase (but in no case subject to decrease) from time to time as follows: (i) at the end of each fiscal year commencing after December 31, 1992 for which Consolidated Net Income is a positive number, the Minimum Compliance Level shall be increased effective at the last day of such fiscal year by an amount equal to 50% of such Consolidated Net Income; and (ii) on the date of each issuance by the Borrower subsequent to December 31, 1992 of any capital stock or other equity interest, the Minimum Compliance Level shall be increased by an amount equal to 75% of the amount of the net proceeds received by the Borrower on account of such issuance.

          SECTION 5.10. Interest Coverage. One-fourth of Consolidated Earnings Before Interest and Taxes for each period of four consecutive fiscal quarters ending on or before December 31, 1993 shall not be less than 175% of Consolidated Interest Charges for the last of such four fiscal quarters. One-fourth of Consolidated Earnings Before Interest and Taxes for each period of four consecutive fiscal quarters ending thereafter shall not be less than 200% of Consolidated Interest Charges for the last of such four fiscal quarters.

          SECTION 5.11. Negative Pledge. Neither the Borrower nor any Consolidated Subsidiary of the Borrower will create, assume or suffer to exist any Lien on any asset (including, without limitation, capital stock of Subsidiaries) now owned or hereafter acquired by it, except:

         (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement as described in Schedule IV;

         (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary of the Borrower and not created in contemplation of such event;

         (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof and such Lien secures only such Debt;

         (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Consolidated Subsidiary of the Borrower and not created in contemplation of such event;

         (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary of the Borrower and not created in contemplation of such acquisition;

         (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets; and

         (g) Liens incidental to conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business.

          SECTION 5.12. Consolidations, Mergers and Sales of Assets. The Borrower will not (i) consolidate or merge with or into any other Person or sell, lease or otherwise transfer all or any substantial part of its assets to any other Person or (ii) permit any Material Subsidiary (other than a Subsidiary Guarantor) to consolidate or merge with or into, or transfer all or any substantial part of its assets to, any Person other than the Borrower or a Wholly-Owned Consolidated Subsidiary; provided that the Borrower or a Material Subsidiary other than Perini Land and Development may sell or otherwise transfer assets if Aggregate Asset Sale Proceeds after such sale less Aggregate Reinvested Proceeds does not at any time exceed $15,000,000. "Aggregate Asset Sale Proceeds" means the sum of the proceeds of each sale in a single transaction or series of related transactions by the Borrower or any Subsidiary, on or after the Effective Date, of fixed assets yielding proceeds in excess of 5% of the Consolidated Tangible Net Worth of the Borrower. "Aggregate Reinvested Proceeds" means the amount of Aggregate Asset Sale Proceeds used to purchase fixed assets for use in the same general business presently conducted by the Borrower or the Subsidiary that realized such proceeds, as the case may be, provided such proceeds are so used within 18 months of receipt thereof. The Borrower will not permit any Subsidiary Guarantor to consolidate or merge with or into, or transfer all or any substantial part of its assets to, any Person; provided that the foregoing shall not prohibit any Subsidiary Guarantor from selling, leasing or otherwise transferring assets in the ordinary course of its business.

          SECTION 5.13. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation U.

          SECTION 5.14. Restricted Payments. The aggregate amount of all dividends which constitute Restricted Payments declared and other Restricted Payments made during any period of four consecutive fiscal quarters will not exceed an amount equal to 50% of the excess, if any, of (x) Consolidated Net Income for such period over (y) the aggregate amount of preferred stock dividends not constituting Restricted Payments paid during such period. The Borrower will not declare any dividend payable more than 120 days after the date of declaration thereof.

          SECTION 5.15. Real Estate Investments. The Borrower will not, and will not permit any Consolidated Subsidiary to, make any Real Estate Investment if, after giving effect thereto, the aggregate amount of Real Estate Investments made by the Borrower and its Consolidated Subsidiaries during any fiscal year set forth below shall exceed the applicable amount set forth below plus, in the case of any such fiscal year ending after December 31, 1993, 25% of the amount, if any, by which the aggregate Real Estate Investments made by the Borrower and its Consolidated Subsidiaries in the preceding fiscal year were less than the applicable limitation specified for such fiscal year in this Section.

         Year Ending
         December 31                   Amount

         1993                          $18,000,000
         1994                          $ 8,000,000
         1995 and
         thereafter                    $ 4,000,000

         SECTION 5.16. Other Investments. Neither the Borrower nor any Consolidated Subsidiary will make or acquire any Investment in any Person other than:

         (a)  Real Estate Investments permitted by Section 5.15;

         (b) Investments in Subsidiaries or joint ventures principally engaged in the construction business;

         (c)  Temporary Cash Investments; and

         (d) any Investment not otherwise permitted by the foregoing clauses of this Section if, immediately after such Investment is made or acquired, the aggregate net book value of all Investments permitted by this clause (d) does not exceed 5% of Consolidated Tangible Net Worth;

provided that no Real Estate Investment may be made pursuant to clause (b), (c) or (d) above.

         SECTION 5.17. Aetna Letters of Credit. Within 60 days after the Effective Date, the Borrower will cause all Aetna Letters of Credit to be terminated.


                                 ARTICLE VI

                                  DEFAULTS

          SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

         (a) the Borrower shall fail to pay when due any principal of any Loan, any fees or any other amount payable hereunder;

         (b) the Borrower shall fail to pay when due or within five Business Days thereof any interest on any Loan;

         (c) the Borrower shall fail to observe or perform any covenant contained in Sections 5.07 to 5.17, inclusive or in Section 3.01 of the Subsidiary Guaranty Agreement;

         (d) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a), (b) or (c) above) for 10 days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank;

         (e) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

         (f) the Borrower shall fail to make any payment in respect of any Debt (other than the Notes) when due or within any applicable grace period;

         (g) any Subsidiary shall fail to make any payment in respect of any Debt the aggregate principal amount of which is $250,000 or more when due or within any applicable grace period;

         (h) any event or condition shall occur which results in the acceleration of the maturity of any Debt of the Borrower or any Subsidiary or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

         (i) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

         (j) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

         (k) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay to the PBGC or any other Person under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000;

         (l) a judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied, unstayed and unbonded for a period of 10 days; or

         (m) any of the following: (i) any person or group or persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) (other than the Exempt Group) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 25% or more of the outstanding shares of common stock of the Borrower; (ii) fewer than two of the following people shall be members of the Board of Directors of the Borrower: David Perini, Joseph Perini and Bart Perini; or (iii) the Borrower shall cease to own 100% of the capital stock of any Subsidiary Guarantor;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors; provided that in the case of any of the Events of Default specified in clause
(i) or (j) above with respect to any Obligor, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors.

         SECTION 6.02. Cash Cover. The Borrower hereby agrees, in addition to the provisions of Section 6.01 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Agent upon instruction from Banks having more than 50% in aggregate amount of the Commitments, pay (and, in the case of any of the Events of Default specified in clause (i) or (j) above with respect to any Obligor, forthwith, without any demand or the taking of any other action by the Agent or any Bank, it shall pay) to the Agent an amount in immediately available funds equal to the then aggregate Letter of Credit Liabilities for all Letters of Credit to be held as security therefor for the benefit of all Banks.

          SECTION 6.03. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(d) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                ARTICLE VII

                                THE AGENT


          SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Financing Documents as are delegated to the Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

          SECTION 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under the Financing Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

          SECTION 7.03. Action by Agent. The obligations of the Agent under the Financing Documents are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in
Article VI.

          SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for an Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          SECTION 7.05. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
(i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Financing Documents or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of any Financing Document or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

          SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          SECTION 7.08. Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $150,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

                                   ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES


          SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

         (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

        (b) Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the Adjusted London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

          SECTION 8.02. Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

          SECTION 8.03. Increased Cost and Reduced Return. (a) If after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

         (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (B) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

          (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

          SECTION 8.04. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

         (a) all Loans which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

         (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.


                                 ARTICLE IX

                                MISCELLANEOUS


          SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or telex or facsimile number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when such facsimile is transmitted to the facsimile number specified in this Section and receipt of such facsimile is confirmed, either orally or in writing, by the party receiving such transmission, (iii) if given by certified mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

          SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 9.03.  Expenses; Documentary Taxes; Indemnification.  (a)
The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation of the Financing Documents, any waiver or consent under any Financing Document, or any amendment of any Financing Document or any Default or alleged Default and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of any Financing Document.

          (b) The Borrower agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

          SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount due with respect to any Loan or Reimbursement Obligation owed to it which is greater than the proportion received by any other Bank in respect of the aggregate amount due with respect to any Loan or Reimbursement Obligation owed to such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans and Reimbursement Obligations owed to the other Banks, and such other adjustments shall be made, as may be required so that all such payments with respect to the Loans and Reimbursement Obligations owed to the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan or Reimbursement Obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

          SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent or the LC Bank are affected thereby, by it); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan, Reimbursement Obligation or any fees hereunder or for termination of any Commitment, (iv) amend or waive any of the provisions of Article VIII or (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of the Financing Documents.

          SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

          (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause
(i), (ii) or (iii) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit E hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower (which shall not be unreasonably withheld), the LC Bank and the Agent; provided that if an Assignee is an affiliate of such transferor Bank, no such consent shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500.

          (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

          (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          SECTION 9.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 9.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          SECTION 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

          SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE OBLIGORS, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                         PERINI CORPORATION



                         By /s/ James M. Markert
                            -------------------------
                            Title: Sr. Vice President



                         By /s/ Susan C. Mellace
                            -------------------------
                            Title: Treasurer

                         73 Mount Wayte Avenue
                         Framingham, MA  01701
                         Facsimile number: (508) 628-2960

Commitments

$15,000,000             MORGAN GUARANTY TRUST COMPANY
                          OF NEW YORK


                        By /s/ Caroline R. Shapiro
                           ---------------------------
                           Title: Vice President

                        Morgan Guaranty Trust Company
                          of New York
                        60 Wall Street
                        New York, New York  10260
                        Telex number: 177615 MGT UT
                        Facsimile number: (212) 648-5018





$15,000,000             BANK OF AMERICA NATIONAL TRUST
                          & SAVINGS ASSOCIATION


                        By /s/ Richard J. Cerf
                           -----------------------------
                           Title: Vice President

                        Bank of America National Trust
                          & Savings Association
                        555 California Street, 41st Floor
                        San Francisco, CA 94104
                        Facsimile number: (415) 622-4585





$15,000,000             SHAWMUT BANK, N.A.


                        By /s/ Robert Lord
                           -----------------------------
                           Title: Vice President

                        Shawmut Bank, N.A.
                        One Federal Street
                        Boston, MA 02211
                        Facsimile number: (617) 292-2619

$15,000,000             FLEET BANK OF MASSACHUSETTS, N.A.


                        By /s/ Jeffery Bauer
                           -----------------------------
                           Title: Vice President

                        Fleet Bank of Massachusetts, N.A.
                        75 State Street
                        MA BO F04H
                        Boston, MA 02109-1810
                        Facsimile number: (617) 346-1833





$10,000,000             BAYBANK BOSTON, N.A., as Bank and
                          as LC Bank


                        By /s/ Timothy M. Laurion
                           ------------------------------
                           Title: Vice President

                        BayBank Boston, N.A.
                        175 Federal Street, 10th Floor
                        Boston, MA 02110
                        Facsimile number: (617) 556-6594





Total Commitments

$70,000,000
===========

                        MORGAN GUARANTY TRUST COMPANY
                          OF NEW YORK, as Agent


                        By /s/ Caroline R. Shapiro
                           ------------------------------
                           Title: Vice President

                        60 Wall Street
                        New York, New York 10260
                        Attn: Robert Bottamedi
                        Telex number: 177615 MGT UT
                        Facsimile number: (212) 648-5023

                                    SCHEDULE I

                   DEBT OF PERINI LAND AND DEVELOPMENT ("PL&D")
                        OUTSTANDING AT DECEMBER 31, 1992
                                     ($000'S)



Loans:

    Metrocentre - Barnett                              $ 3,109
    Metrocentre - Boose & Gluckstern                       200
    Insurance                                              687
    Perini Central (VNB)                                   708
    Capital Plaza (Pioneer Dvlpt.)                         811
    Sabino Springs (Nickerson)                             433
    Sabino Springs (Svgs. of America/Tibor Title)          255
    Sabino Springs (B of A)                              3,330
    Southwest Villages                                   2,195
    Marlboro (IDB)                                       3,145
    RWCC (Minn. Mutual)                                  4,953
    Raynham Exec. Bldg. (Durfee Attleboro)               1,200
    Raynham Exec. Bldg. (BayBank S/E)                    1,188
    Easton (Dedham Svgs.)                                  195
    Easton Ind. Park (Citicorp)                          3,350

         TOTAL                                         $25,759


PL&D Guarantees:

    SCA (lease guarantees)                             $ 2,339
    Glenco/Squaw (guarantee) (B of A loan)              10,000
    Lake Ridge (B of A loan)                             4,594
    Rincon II Comm loan                                  3,500
    Rincon T.I. Loan (Sumitomo)                            774
    Oaks at Buckhead (Citicorp loan)                     9,849

                                                       $31,056


Letters of Credit:  (as Credit Support)

    Rincon Center
      I (B of A)                                       $ 3,500
      II (B of A)                                        2,750
    Squaw Creek (Bay Bank)                               2,200

                                                       $ 8,450

         TOTAL                                         $65,265

                      SCHEDULE II

    POTENTIAL PL&D GUARANTEES OF JOINT VENTURE OBLIGATIONS


                                                         ($000)

Squaw Creek

PL&D subject to possible future increase in            $ 2,000
    letter of credit support under Bank of
    America Loan.

Rincon Center

PL&D may be required to undertake additional           $ 8,000
    guarantees under Citicorp loan in
    forthcoming negotiations.  Guarantees
    would not exceed forecast loan amortization over 1993-1998.

Oaks at Buckhead

PL&D has guaranteed up to $4 million of               $ 4,000
    individual mortgages for condominium
    purchases if Citicorp initiates them
    and if certain repayment milestones
    of the mortgages are not met (Agreement
    signed in 1993 - not included in 12/31/92
    PL&D funded debt).
                                  Total               $14,000

                              SCHEDULE III


    AETNA LETTERS OF CREDIT


1. Letter of Credit No. SB02500/2 issued by BayBank in favor of Aetna Life and Casualty Co.

2. Letter of Credit No. S-865466 issued by Morgan Guaranty Trust Company of New York in favor of Aetna Life and Casualty Co.

3. Letter of Credit No. 108808 issued by Bank of America National Trust & Savings Association in favor of Aetna Casualty & Surety Company.

                             SCHEDULE IV

                            EXISTING LIENS
                     (All Amounts in Thousands)


IRB 1978                  1,254    Framingham H.O. Bldg

IRB 1985                  4,000    Framingham H.O. Bldg

Rincon (CA)               6,250    FL Land

Sasson Land              1,020

PBC West Office Bldg       939


    Total               13,463

                                                                  EXHIBIT A


                                        NOTE


                                                      New York, New York
                                                                    , 19


         For value received, Perini Corporation, a Massachusetts corporation
(the "Borrower"), promises to pay to the order of             (the "Bank"), for
the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan.
 The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

         All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement of this note, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This note is one of the Notes referred to in the Credit Agreement dated as of May 10, 1993 among the Borrower, the banks listed on the signature pages thereof, and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

         Payment of principal and interest on this Note is unconditionally guaranteed, subject to the limitations contained in the Subsidiary Guaranty Agreement, by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty Agreement.


                             PERINI CORPORATION



                             By________________________
                                Title:



                             By________________________
                                Title:



    Note (cont'd)


    LOANS AND PAYMENTS OF PRINCIPAL



__________________________________________________________________

                               Amount of
         Amount of   Type of   Principal    Maturity    Notation
   Date     Loan       Loan      Repaid        Date     Made By
__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

                                                            EXHIBIT B-1



                        OPINION OF GENERAL
                      COUNSEL OF THE BORROWER




                                                [Effective Date]


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

         I am General Counsel of Perini Corporation (the "Borrower") and have acted as such in connection with the Credit Agreement (the "Credit Agreement") dated as of May 10, 1993 among the Borrower, the banks listed on the signature pages thereof, and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you pursuant to Section 3.01(d) of the Credit Agreement.

         I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Financing Documents and of such other documents, corporate records, certificates of public officials and officers of the Borrower and its Subsidiaries and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, I am of the opinion that:

         1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         2. The execution, delivery and performance by each Obligor of the Financing Documents to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Obligor or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Obligor or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of such Obligor or any of its Subsidiaries.

         3. The choice of New York law to govern the Credit Agreement, the Notes and the Subsidiary Guaranty Agreement is a valid and effective choice of law under the laws of the State of Massachusetts.

         4. Except as set forth in the Borrower's 1992 Form 10-K, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole or which in any manner draws into question the validity of any Financing Document.

         5. Each of the Borrower's Material Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.


                           Very truly yours,

                                                              EXHIBIT B-2

                            OPINION OF NEW YORK
                          COUNSEL FOR THE BORROWER



                                                  [Effective Date]


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

         We have acted as counsel for Perini Corporation (the "Borrower") in connection with the Credit Agreement (the "Credit Agreement") dated as of May 10, 1993 among the Borrower, the banks listed on the signature pages thereof, and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you pursuant to Section 3.01(d) of the Credit Agreement.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Financing Documents and of such other documents, corporate records, certificates of public officials and officers of the Borrower and its Subsidiaries and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, we are of the opinion that:

         1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         2. The execution, delivery and performance by each Obligor of the Financing Documents to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Obligor or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Obligor or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of such Obligor or any of its Subsidiaries.

         3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and the Notes constitute valid and binding obligations of the Borrower in each case enforceable in accordance with their respective terms. The Subsidiary Guaranty Agreement constitutes a valid and binding agreement of each Obligor enforceable against each Obligor in accordance with its terms.

         4. Except as set forth in the Borrower's 1992 Form 10-K, there is no action, suit or proceeding pending against, or to the best of our knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole or which in any manner draws into question the validity of any Financing Document.

         5. Each of the Borrower's Material Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         The opinion expressed in Paragraph 3 above is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity applicable to any enforceability or the granting of the remedy of specific performance now and hereafter in effect.

         The members of this firm are not members of the Bar of any state other than the State of New York. In giving the foregoing opinion we have relied, without independent investigation, as to all matters governed by the laws of Massachusetts, upon the opinion of Robert E. Higgins, General Counsel of the Borrower, dated May __, 1993, a copy of which has been delivered to you.

                           Very truly yours,

                                                                    EXHIBIT C




                                OPINION OF
                    DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                               FOR THE AGENT


                                              [Effective Date]




To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

         We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of May 10, 1993 among Perini Corporation, a Massachusetts corporation (the "Borrower"), the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(e) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined except that, for purposes of this opinion, "Obligors" means the Borrower, Perini Land and Development, Perini International, Perini Building Company and R. E. Dailey & Co.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Financing Documents and of such other documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, we are of the opinion that:

         1. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

         2. The Credit Agreement constitutes a valid and binding agreement of the Borrower and the Notes constitute valid and binding obligations of the Borrower.

         3. Assuming that the execution, delivery and performance by each Obligor other than the Borrower of the Subsidiary Guaranty Agreement are within such Obligor's corporate powers and have been duly authorized by all necessary corporate action then the Subsidiary Guaranty Agreement constitutes a valid and binding agreement of each Obligor.

         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. Insofar as the foregoing opinion involves matters governed by the laws of Massachusetts, we have relied, without independent investigation, upon
the opinion of                 , General Counsel of the Borrower, dated May   ,
1993, a copy of which has been delivered to you. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

         We express no opinion as to the applicability (and, if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the questions addressed above or the conclusions expressed with respect thereto.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                             Very truly yours,

                                                                EXHIBIT D





                       SUBSIDIARY GUARANTY AGREEMENT


                                dated as of


                               May 10, 1993


                                  among


                          Perini Corporation


             The Subsidiary Guarantors Referred to Herein


                                   and


              Morgan Guaranty Trust Company of New York,
                               as Agent

                           TABLE OF CONTENTS*<fn1>


                                                       Page

    ARTICLE I

    DEFINITIONS


    1.01  Definitions................................    2

    ARTICLE II

    GUARANTIES

    2.01  The Guaranties.............................    2
    2.02  Guaranties Unconditional...................    3
    2.03  Limit of Liability.........................    4
    2.04  Discharge; Reinstatement in
           Certain Circumstances.....................    4
    2.05  Waiver.....................................    4
    2.06  Subrogation and Contribution ..............    4
    2.07  Stay of Acceleration.......................    4

    ARTICLE III

    COVENANT OF THE BORROWER

    3.01  Additional Subsidiary Guarantors...........    5

    ARTICLE IV

    MISCELLANEOUS

    4.01  Notices....................................    5
    4.02  No Waiver..................................    5
    4.03  Amendments and Waivers.....................    6
    4.04  Governing Law; Submission to
            Jurisdiction; Waiver of a
            Jury Trial...............................    6
    4.05  Successors and Assigns.....................    6
    4.06  Counterparts; Effectiveness................    6

[FN]
- ------------------
<F1>*The Table of Contents is not a part of this Agreement.

                           SUBSIDIARY GUARANTY AGREEMENT



         AGREEMENT dated as of May 10, 1993 among Perini Corporation, a Massachusetts corporation (the "Borrower"), each of the Subsidiary Guarantors listed on the signature pages hereof under the caption "Subsidiary Guarantors" and each Person that shall, at any time after the date hereof, become a "Subsidiary Guarantor" hereunder (collectively, the "Subsidiary Guarantors") and Morgan Guaranty Trust Company of New York, as Agent.

         WHEREAS, the Borrower has entered into a Credit Agreement (as the same may be amended from time to time, the "Credit Agreement") dated as of May 10, 1993 among the Borrower, the banks listed on the signature pages thereof, and Morgan Guaranty Trust Company of New York, as Agent, pursuant to which the Borrower is entitled, subject to certain conditions, to borrow up to $70,000,000;

         WHEREAS, the Credit Agreement provides, among other things, that one condition to its effectiveness is the execution and delivery by the Borrower and the Subsidiary Guarantors (the "Obligors") of a subsidiary guaranty substantially in the form of this Subsidiary Guaranty; and

         WHEREAS, in conjunction with the transactions contemplated by the Credit Agreement and in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to the Subsidiary Guarantors, and in order to induce the Banks and the Agent to enter into the Credit Agreement and to make Loans and issue Letters of Credit thereunder, the Subsidiary Guarantors are willing to guaranty the obligations of the Borrower under the Credit Agreement and the Notes;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                      ARTICLE I

                                     DEFINITIONS


         SECTION 1.01. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined. In addition the following term, as used herein, has the following meaning:

         "Guarantied Obligations" means (i) all obligations of the Borrower in respect of principal of and interest on the Loans and the Notes, (ii) all Reimbursement Obligations (including interest thereon) and other obligations of the Borrower in respect of Letters of Credit, (iii) all other amounts payable by the Borrower under the Credit Agreement or the Notes and (iv) all renewals or extensions of the foregoing, in each case whether now outstanding or hereafter arising. The Guarantied Obligations shall include, without limitation, any interest, costs, fees and expenses which accrue on or with respect to any of the foregoing, whether before or after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more than one of the Borrower and the Subsidiary Guarantors, and any such interest, costs, fees and expenses that would have accrued thereon or with respect thereto but for the commencement of such case, proceeding or other action.


                                   ARTICLE II

                                   GUARANTIES


         SECTION 2.01. The Guaranties. Subject to Section 2.03, the Subsidiary Guarantors hereby jointly, severally, unconditionally and irrevocably guaranty to the Banks and the Agent and to each of them, the due and punctual payment of all Guarantied Obligations as and when the same shall become due and payable, whether at maturity, by declaration or otherwise, according to the terms thereof. In case of failure by the Borrower punctually to pay the indebtedness guarantied hereby, the Subsidiary Guarantors, subject to Section 2.03, hereby jointly, severally and unconditionally agree to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, and as if such payment were made by the Borrower.

         SECTION 2.02. Guaranties Unconditional. The obligations of each Subsidiary Guarantor under this Article II shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

         (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other Obligor under any Financing Document, by operation of law or otherwise;

         (b) any modification or amendment of or supplement to any other Financing Document;

         (c) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guaranty or other liability of any third party, for any obligation of any other Obligor under any Financing Document;

         (d) any change in the corporate existence, structure or ownership of any other Obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Obligor or its assets or any resulting release or discharge of any obligation of any other Obligor contained in any Financing Document;

         (e) the existence of any claim, set-off or other rights which any Subsidiary Guarantor may have at any time against any other Obligor, the Agent, the LC Bank, any Bank or any other Person, whether or not arising in connection with the Financing Documents; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

         (f) any invalidity or unenforceability relating to or against any other Obligor for any reason of any Financing Document, or any provision of applicable law or regulation purporting to prohibit the payment by any other Obligor of the principal of or interest on any Note or any Reimbursement Obligation or any other amount payable by any other Obligor under any Financing Document; or

         (g) any other act or omission to act or delay of any kind by any other Obligor, the Agent, the LC Bank, any Bank or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any Subsidiary Guarantor under this Article II.

         SECTION 2.03. Limit of Liability. Each Subsidiary Guarantor shall be liable under this Agreement only for amounts aggregating up to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

         SECTION 2.04.  Discharge; Reinstatement in Certain Circumstances.
Each Subsidiary Guarantor's obligations under this Article II shall remain in full force and effect until the Commitments are terminated and the Letter of Credit Liabilities are reduced to zero, and the principal of and interest on the Notes and all Reimbursement Obligations and all other amounts payable by the Borrower under the Financing Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any Reimbursement Obligation or any other amount payable by the Borrower under any Financing Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any other Obligor or otherwise, each Subsidiary Guarantor's obligations under this Article II with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

         SECTION 2.05. Waiver. Each Subsidiary Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any other Obligor or any other Person.

         SECTION 2.06. Subrogation and Contribution. Each Subsidiary Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of the payee against the Borrower with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any other Obligor in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other Obligor with respect to such payment.

         SECTION 2.07. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Financing Documents is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Financing Documents shall nonetheless be payable by each Subsidiary Guarantor hereunder forthwith on demand by the Agent made at the request of the Required Banks.


                                   ARTICLE III

                            COVENANT OF THE BORROWER


         SECTION 3.01. Additional Subsidiary Guarantors. The Borrower agrees, within 10 days of each request therefor by the Required Banks, to cause any Subsidiary which is not at the time a Subsidiary Guarantor hereunder to become a Subsidiary Guarantor hereunder.


                                   ARTICLE IV

                                  MISCELLANEOUS


         SECTION 4.01. Notices. Unless otherwise specified herein, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party at its address or telex or facsimile number set forth on the signature pages hereof (or, in the case of any Subsidiary Guarantor as to which no such address or telex or facsimile number is so set forth, to it at the address or telex or facsimile number of the Borrower set forth on the signature pages hereof) or such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice to the Agent. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in or pursuant to this Section 4.01 and the appropriate answerback is received, (ii) if given by facsimile transmission, when such facsimile is transmitted to the facsimile transmission number specified in or pursuant to this Section 4.01 and telephonic confirmation of receipt thereof is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section 4.01.

         SECTION 4.02. No Waiver. No failure or delay by the Agent or any Bank in exercising any right, power or privilege under this Agreement or any other Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 4.03. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed by the Borrower, each Subsidiary Guarantor and the Agent with the prior written consent of the Required Banks under the Credit Agreement.

         SECTION 4.04. Governing Law; Submission to Jurisdiction; Waiver of a Jury Trial. This Agreement shall be construed in accordance with and governed by the law of the State of New York. Each of the Subsidiary Guarantors hereby agrees to be bound by each provision of the Credit Agreement which purports to bind all Obligors, including Sections 9.08 and 9.10, to the same extent as if it were a signatory party thereto.

         SECTION 4.05. Successors and Assigns. This Agreement is for the benefit of the Banks and the Agent and their respective successors and assigns and in the event of an assignment of the Loans, the Reimbursement Obligations, the Notes or other amounts payable under the Financing Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 4.06. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Agent shall have received a counterpart hereof signed by the Borrower and one or more of the Subsidiary Guarantors and when the Credit Agreement shall become effective in accordance with its terms. Thereafter, upon execution and delivery of a counterpart of this Agreement on behalf of any other Subsidiary Guarantor, this Agreement shall become effective with respect to such Subsidiary Guarantor as of the date of such delivery.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                        PERINI CORPORATION


                        By  /s/ James M. Markert
                            --------------------------
                             Title: Sr. Vice President


                        By  /s/ Susan C. Mellace
                            --------------------------
                             Title: Treasurer

                        73 Mount Wayte Avenue
                        Framingham, MA  01701
                        Telex Number: (508) 628-2960



                        SUBSIDIARY GUARANTORS

                        PERINI BUILDING COMPANY, INC.


                        By  /s/ Barry R. Blake
                            ---------------------------
                             Title: Vice President,
                                      Controller

                        By  /s/ Kenneth A. Isaacs
                            ---------------------------
                             Title: Sr. Vice President

                         73 Mount Wayte Avenue
                         Framingham, MA  01701
                         Facsimile number: (508) 628-2960



                        PERINI INTERNATIONAL CORPORATION


                        By  /s/ Joseph A. Haley
                            ---------------------------
                             Title: President


                        By  /s/ James M. Markert
                            ---------------------------
                             Title: Treasurer

                         73 Mount Wayte Avenue
                         Framingham, MA  01701
                         Facsimile number: (508) 628-2960

                        PERINI LAND AND DEVELOPMENT COMPANY



                       By  /s/ John H. Schwarz
                           -----------------------------
                             Title: Chief Executive
                                      Officer

                        By  /s/ Bart W. Perini
                             Title: President and Chief
                                      Operating Officer

                         73 Mount Wayte Avenue
                         Framingham, MA  01701
                         Facsimile number: (508) 628-2960



                        R. E. DAILEY & CO.


                        By  /s/ Victor E. Cestar
                            -----------------------------
                             Title: President and Chief
                                      Operating Officer

                        By  /s/ Patrick D. Monea
                            -----------------------------
                             Title: Sr. Vice President,
                                      Finance and Secretary

                        2000 Town Center, Suite 1600
                        Southfield, MI 40875
                        Facsimile number: (313) 352-6280




                        MORGAN GUARANTY TRUST COMPANY
                          OF NEW YORK, as Agent


                        By  /s/ Caroline R. Shapiro
                            -----------------------------
                             Title: Vice President

                                                           EXHIBIT E



                    ASSIGNMENT AND ASSUMPTION AGREEMENT




         AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), PERINI CORPORATION (the "Borrower"),
       , as LC Bank (the "LC Bank") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").


                            W I T N E S S E T H


         WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of May 10, 1993 among the Borrower, the Assignor and the other Banks party thereto and the Agent (the "Credit Agreement");

         WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower and to participate in Letters of Credit issued for the benefit of the Borrower and its Subsidiaries, in an
amount equal to $            ;

         WHEREAS, Loans made to the Borrower by the Assignor under the Credit Agreement are outstanding on the date hereof, and participations by the Assignor in Letters of Credit issued by the LC Bank for the benefit of the Borrower and its Subsidiaries under the Credit Agreement are outstanding on the
date hereof, in the amounts of $        and $        , respectively; and

         WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment in an amount equal to $__________, together with a corresponding portion of its outstanding Loans and its participations in outstanding Letters of Credit (the "Assigned Amount") and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

         SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount. Upon the execution and delivery hereof by the Assignor, the Assignee, the Agent and the LC Bank and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, holding Loans and participations in Letters of Credit in amounts corresponding to the Assigned Amount, and (ii) the Commitment, Loans and Letter of Credit participations of the Assignor shall, as of the date hereof, be reduced by like amounts and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee.
The assignment provided for herein shall be without recourse to the Assignor.

         SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them. It is understood that commitment and other fees and Letter of Credit commissions accrued under the Credit Agreement to the date hereof are for the account of the Assignor and such fees and commissions accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

         SECTION 4. Consent of the Borrower, the Agent and the LC Bank. This Agreement is conditioned upon the consent of the Borrower, the LC Bank and the Agent pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower, the LC Bank and the Agent is evidence of such consent. Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

         SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower or any Subsidiary Guarantor, or the validity and enforceability of the obligations of the Borrower or any Subsidiary Guarantor in respect of the Financing Documents. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower and the Subsidiary Guarantors.

         SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                             [ASSIGNOR]


                             By_________________________
                               Title:



                             [ASSIGNEE]


                             By__________________________
                               Title:


                             PERINI CORPORATION



                             By__________________________
                               Title:



                             By__________________________
                               Title:


                             [LC BANK]


                             BY ________________________
                                Title:


                             MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK


                             By__________________________
                               Title:

                                                             [CONFORMED COPY]




                    AMENDMENT NO. 1 TO CREDIT AGREEMENT




         AMENDMENT dated as of December 30, 1993 among PERINI CORPORATION (the "Borrower"), the BANKS listed on the signature pages hereof (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").


                            W I T N E S S E T H :


         WHEREAS, the parties hereto have heretofore entered into a Credit Agreement dated as of May 10, 1993 (the "Agreement"); and

         WHEREAS, the parties hereto desire to amend the Agreement to provide for certain changes to the covenant contained in Section 5.15 of the Agreement;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

         SECTION 2. Amendment of Section 5.15 of the Agreement. Section 5.15 of the Agreement is amended to read as follows:

         The Borrower will not, and will not permit any Consolidated Subsidiary to, make any Real Estate Investment if, after giving effect thereto, the cumulative amount of Net Real Estate Investments made (i) at any time during the period beginning January 1, 1993 and ending December 31, 1994 shall exceed $26,000,000 or (ii) at any time during the fiscal year ending December 31, 1995 and any fiscal year thereafter shall exceed $4,000,000 plus 25% of the amount, if any, by which the Net Real Estate Investments made during the preceding period were less than the applicable limitation specified above for such period; provided that for any 90 days in any period specified above, other than the last day of such period, the Net Real Estate Investments made during such period may exceed by not more than $2,000,000 the applicable limitation specified above for such period. For purposes of this Section, the cumulative amount of "Net Real Estate Investments" made during any period, as measured at any date during such period, is the aggregate amount of Real Estate Investments made by the Borrower and its Consolidated Subsidiaries from and including the first day of such period to and including such date, less the sum of all cash or cash equivalent payments received by the Borrower or one of its Consolidated Subsidiaries, as the case may be, in respect of Real Estate Investments from and including the first day of such period to and including such date, including the receipt of shares in a real estate investment trust if (i) such shares are listed on a national security exchange and are at the time permitted to be freely transferred by the Borrower or one of its Consolidated Subsidiaries, as the case may be, or (ii) such shares have been used by the Borrower or one of its Consolidated Subsidiaries, as the case may be, to make a required contribution to any Plan necessary to satisfy its obligation under the minimum funding standards of ERISA and the Internal Revenue Code with respect to such Plan, but only to the extent such obligation is reduced by such contribution; provided that such contribution does not violate the applicable provisions of ERISA or the Internal Revenue Code.

         SECTION 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 4. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received duly executed counterparts hereof signed by the Borrower and the Required Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                             PERINI CORPORATION


                             By  /s/ James M. Markert
                                 ---------------------------
                                 Name:   James M. Markert
                                 Title:  Senior Vice President


                             By  /s/ Susan C. Mellace
                                 ---------------------------
                                 Name:   Susan C. Mellace
                                 Title:  Treasurer


                             MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK


                             By  /s/ Caroline R. Shapiro
                                 ---------------------------
                                 Name:   Caroline R. Shapiro
                                 Title:  Vice President


                             BANK OF AMERICA NATIONAL TRUST
                               & SAVINGS ASSOCIATION


                             By  /s/ Richard Bryson
                                 --------------------------
                                 Name:   Richard Bryson
                                 Title:  Vice President

                             SHAWMUT BANK, N.A.


                             By  /s/ Robert J. Lord
                                 --------------------------
                                 Name:   Robert J. Lord
                                 Title:  Vice President


                             FLEET BANK OF MASSACHUSETTS,
                               N.A.


                             By  /s/ Jeffrey Bauer
                                 --------------------------
                                 Name:   Jeffrey Bauer
                                 Title:  Vice President


                             BAYBANK BOSTON, N.A., as Bank
                              and LC Bank



                             By  /s/ Timothy M. Laurion
                                 --------------------------
                                 Name:   Timothy M. Laurion
                                 Title:  Vice President

                                                              CONFORMED COPY


                          AMENDMENT NO. 2 TO CREDIT AGREEMENT


         AMENDMENT dated as of February 11, 1994 among PERINI CORPORATION (the "Borrower"), the BANKS listed on the signature pages hereof (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").


                                W I T N E S S E T H :


         WHEREAS, the parties hereto have heretofore entered into a Credit Agreement dated as of May 10, 1993 (as heretofore amended, the "Agreement"); and

         WHEREAS, the parties hereto desire to waive compliance by the Borrower with Section 5.08(a) of the Agreement for a limited period of time;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

         SECTION 2. Limited Waiver. The Banks hereby waive compliance by the Borrower with the requirements of Section 5.08(a) of the Agreement during the period from and including the date hereof to but not including March 31, 1994.

         SECTION 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 4. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received duly executed counterparts hereof signed by the Borrower and the Required Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

         SECTION 5. No Other Waivers. Other than as specifically provided herein, this Amendment shall not operate as a waiver of any right, remedy, power or privilege of the Banks under any Financing Document or of any other term or condition of any Financing Document.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                             PERINI CORPORATION


                             By /s/ James M. Markert
                                ----------------------------
                                Name:  James M. Markert
                                Title: Senior Vice President


                             By /s/ Susan C. Mellace
                                ----------------------------
                                Name:  Susan C. Mellace
                                Title: Treasurer


                             MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK


                             By /s/ Caroline Shapiro
                                ----------------------------
                                Name:  Caroline Shapiro
                                Title: Vice President


                             BANK OF AMERICA NATIONAL TRUST
                               & SAVINGS ASSOCIATION


                             By /s/ Richard J. Cerf
                               Name:  Richard J. Cerf
                               Title: Vice President


                             SHAWMUT BANK, N.A.


                             By /s/ Amy M. Tsokanis
                                ----------------------------
                                Name:  Amy M. Tsokanis
                                Title: Vice President


                             FLEET BANK OF MASSACHUSETTS,
                               N.A.


                             By /s/ Jeffrey F. Bauer
                                ----------------------------
                                Name:  Jeffrey F. Bauer
                                Title: Vice President


                             BAYBANK BOSTON, N.A., as Bank
                               and LC Bank



                             By /s/ Timothy M. Laurion
                                ----------------------------
                                Name:  Timothy M. Laurion
                                Title: Vice President

                                                             CONFORMED COPY



                        AMENDMENT NO. 3 TO CREDIT AGREEMENT


         AMENDMENT dated as of March 8, 1994 among PERINI CORPORATION (the "Borrower"), the BANKS listed on the signature pages hereof (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").


                              W I T N E S S E T H :


         WHEREAS, the parties hereto have heretofore entered into a Credit Agreement dated as of May 10, 1993 (the "Agreement"); and

         WHEREAS, the parties hereto desire to amend the Agreement to modify certain covenants and permit the Borrower to enter into a proposed credit agreement to be dated as of March 9, 1994 and to create Liens on certain of its assets and those of its Subsidiaries to secure its obligations thereunder.

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

         SECTION 2.  Amendment of Section 1.01 of the Agreement.

         (a) Section 1.01 of the Agreement is hereby amended by adding the following:

         "Collateral Documents" means the security    agreements, pledge
agreements, deeds of trust, subsidiary guarantees and all other supplemental or additional security agreements, pledge agreements, mortgages or similar instruments to be executed by the Borrower and certain of its Subsidiaries to secure payments of all amounts to be due under the Liquidity Facility and the Collateral Documents.

         (b) Section 1.01 of the Agreement is hereby amended by adding the following:

         "Liquidity Facility" means the credit agreement, with commitments not exceeding $15,000,000, proposed to be entered into as of March 9, 1994 among the Borrower, certain banks and Morgan Guaranty Trust Company of New York.

         (c) The definition of "Modified Parent Company Debt" in Section 1.01 of the Agreement is hereby amended by adding at the end of the parenthetical therein "and Debt resulting from the Liquidity Facility."

         SECTION 3. Interest Coverage. Section 5.10 of the Agreement is hereby amended by deleting "December 31, 1993" and substituting "March 31, 1995" therefor.

         SECTION 4. Negative Pledge. Section 5.11 of the Agreement is hereby amended by deleting "and" from the end of subsection (f), deleting the "." at the end of subsection (g) and substituting therefor "; and" and adding the following:

         (h) Liens on the property of the Borrower or its Subsidiaries as described in the Collateral Schedule attached hereto.

         SECTION 5.  Debt.

         (a)  Section 5.08(a) of the Agreement is hereby amended as follows:

         (a) At the end of each fiscal quarter prior to    March 31, 1995,
Modified Parent Company Debt shall not exceed 75% of Consolidated Capital Base and at the end of each fiscal quarter ending on or after March 31, 1995, Modified Parent Debt shall not exceed 65% of Consolidated Capital Base.

         (b) Section 5.08(b) of the Agreement is hereby amended by deleting "and" at the end of clause (v) and substituting therefor ";" and deleting clause (vi) and substituting the following:

         (vi) Debt of certain of the Subsidiaries in the   form of Guarantees
of the Borrower's obligations under the Liquidity Facility and (vii) any refinancing, extension, renewal or refunding of the Debt referred to in clauses
(i) through (vi) above, provided that such Debt is not increased.

         SECTION 6.  Successors and Assigns

         Section 9.06(c) of the Agreement is hereby amended by adding after "Notes" the following:

    (provided that it at the same time assigns the same    ratable portion of
its rights and obligations under the Liquidity Facility and the notes related thereto)

         SECTION 7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 8. Rights Otherwise Unaffected. This Amendment is limited to the matters expressly set forth herein. Except to the extent specifically amended hereby, all terms of the Agreement shall remain in full force and effect.

         SECTION 9. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received duly executed counterparts hereof signed by the Borrower and the Required Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                             PERINI CORPORATION


                             By /s/ James M. Markert
                                ----------------------------
                                Title: Senior Vice President


                             MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK


                             By /s/ Caroline R. Shapiro
                                ----------------------------
                                Title: Vice President


                             BANK OF AMERICA NATIONAL TRUST
                               & SAVINGS ASSOCIATION


                             By /s/ Richard J. Cerf
                                ----------------------------
                                Title: Vice President


                             SHAWMUT BANK, N.A.


                             By /s/ Robert Lord
                                ----------------------------
                                Title: Vice President


                             FLEET BANK OF
                                  MASSACHUSETTS, N.A.


                             By /s/ Jeffrey F. Bauer
                                ----------------------------
                                Title: Vice President

                             BAYBANK BOSTON, N.A. as Bank
                                  and as LC Bank


                             By /s/ Timothy M. Laurion
                                ----------------------------
                                Title: Vice President

                                                                  SCHEDULE 1


                                COLLATERAL SCHEDULE



I. Borrower Security Agreement dated as of March 9, 1994 between the Borrower and the Agent

All of the following property of the Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located:

         (1) all right, title and interest of the Borrower in, and to receive, all amounts payable at any time and from time to time by or on behalf of Tutor-Salibi-Perini JV ("TSP"), a joint venture formed by Borrower and Tutor-Salibi Corporation on or about August 5, 1985, up to an aggregate amount equal to the amount of the Borrower's interest in the aggregate payments received by TSP in respect of its claims against the California State Department of Highways for cost overruns associated with the construction of the Redwood Bypass in Humbolt and Del Norte Counties, California;

         (2) all right, title and interest of the Borrower in, and to receive, all amounts payable at any time and from time to time by or on behalf of Kiewit/Perini ("K/P"), two joint ventures formed by Borrower and Kiewit Eastern Company on February 18, 1988 and on May 12, 1988, up to an aggregate amount equal to the amount of the Borrower's interest in the aggregate payments received by K/P in respect of each of its two claims against the Pennsylvania Department of Transportation for cost overruns associated with the construction of two sections of the interstate highway located in suburban Philadelphia, Pennsylvania;

         (3) the Collateral Account, all cash deposited therein from time to time, the Liquid Investments made pursuant to Section 5(c) and other monies and property of any kind of the Borrower, to the extent that such other monies and property are Proceeds of the Collateral, in the possession or under the control of the Agent;

         (4)  all books and records (including, without    limitation, computer
programs, printouts and other computer materials and records) of the Borrower pertaining to any of the Collateral; and

         (5)  all Proceeds of all or any of the Collateral.


II.  Borrower Pledge Agreement dated as of March 9, 1994   between the Borrower
and the Agent


The Pledged Instruments, and all of the Borrower's rights and privileges with respect to the Pledged Instruments as described in Schedule 1 attached thereto, and all income and profits thereon, and all interest, dividends and other payments and distributions with respect thereto, and all proceeds of the foregoing.


Schedule 1 to the Borrower Pledge Agreement lists:

1. Note dated as of March 7, 1994, issued by Perini Land and Development in favor of the Borrower.

2. Note dated as of March 7, 1994, issued by One Hundred Thirty-Eight Joint Venture in the amount of $9,969,000, payable to Perini Land and Development and assigned by Perini Land and Development to the Borrower on or about March 7, 1994.

3. Note dated as of March 7, 1994, issued by Glenco-Perini-HCV Partners in the amount of $19,626,444, payable to Perini Resorts and assigned by Perini Resorts to Perini Land and Development on or about March 7, 1994 and assigned by Perini Land and Development to the Borrower on or about March 7, 1994.

III.  Subsidiary Security Agreement dated as of March 9,   1994 among the
Subsidiary Guarantors and the Agent

All of the property of such Subsidiary Guarantor, whether now owned or existing or hereafter acquired or arising and regardless of where located listed on
Schedule 1 hereto opposite its name.


SCHEDULE 1 To Subsidiary Security Agreement lists:

Paramount Development Associates, Inc. ("Paramount"):

1. All right, title and interest of Paramount in and to the Option Agreement dated on or about March 21, 1991 between Paramount and New England Development Company for the sale of 53 acres of real property located in Marlborough, Massachusetts;

2. All right, title and interest of Paramount in and to I-10 Industrial Park Developers, a joint venture formed by Paramount and Mardian Development Company on or about June 14, 1976, including but not limited to the proceeds of the sale of Airport Commerce Center;

3. All books and records (including, without limitation, credit files, computer programs, printouts and other computer materials and records) of Paramount pertaining to any of its Collateral;

4. The Subsidiary Collateral Account, all cash deposited therein from time to time, the Liquid Investments made pursuant to Section 5(c) and other monies and property of any kind of Paramount, to the extent that such other monies and property are Proceeds of the Collateral, in the possession or under the control of the Agent; and

5.  All Proceeds of all or any of the Collateral described above.


Perini Land and Development Company ("PL&D"):

1. All right, title and interest of PL&D in, and to receive, all amounts payable at any time and from time to time by or on behalf of the Oaks at Buckhead, a joint venture formed by PL&D and R.S. Atlanta, Inc. on or about August 31, 1990, up to an aggregate amount of $1,200,000;

2. All books and records (including, without limitation, credit files, computer programs, printouts and other computer materials and records) of PL&D pertaining to any of its Collateral;

3. The Subsidiary Collateral Account, all cash deposited therein from time to time, the Liquid Investments made pursuant to Section 5(c) and other monies and property of any kind of PL&D, to the extent that such other monies and property are Proceeds of the collateral, in the possession or under the control of the Agent; and

4.  All Proceeds of all or any of the Collateral described above.





IV.  Deeds of Trust by PL&D to the Agent


         The first Deed of Trust covers the following property of PL&D:

         Land. The parcel or parcels of land located in Maricopa County, Arizona, more particularly described in Exhibit A (the "Land").

         Improvements. All buildings, structures, facilities and other improvements of every kind and description now or hereafter located on the Land, including all parking areas, roads, driveways, walks, fences, walls and berms; all estate, right, title and interest of the Grantor in, to, under or derived from: all recreation, drainage and lighting facilities and other site improvements; all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone, telecommunications and other utility equipment and facilities; all plumbing, lighting, heating, ventilating, air-conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, vacuum cleaning, public address and communications equipment and systems; all kitchen and laundry appliances; all screens, awnings, floor coverings, partitions, elevators, escalators, motors, electrical, computer and other wiring, machinery, pipes, fittings and racking and shelving; and all other items of fixtures, equipment and personal property of every kind and description, in each case now or hereafter located on the Land or affixed (actually or constructively) to the Improvements which by the nature of their location thereon or affixation thereto are real property under applicable law; and including all materials intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, equipment, fixtures, structures and improvements, all of which materials shall be deemed to be part of the Trust Property immediately upon delivery thereof on the Land and to be part of the improvements immediately upon their incorporation therein (the foregoing being collectively called the "Improvements").

         Equipment. All estate, right, title and interest of the Grantor in, to, under or derived from: all fixtures, chattels and articles of personal property owned or leased by the Grantor or in which the Grantor has or shall acquire an interest, wherever situated, and now or hereafter located on or in the Land or the Improvements, whether or not affixed thereto (actually or constructively) and which are not real property under applicable law, of every kind and nature whatsoever owned or leased by the Grantor, or in which the Grantor has or shall have an interest, now or hereinafter located upon the Land, or appurtenances thereto, or usable in connection with the present or future operation or occupancy of the Land or the Improvements, and including any of the foregoing that is temporarily removed from the Land or Improvements to be repaired and later reinstalled thereon or therein (the foregoing being collectively called the "Equipment"; and the Land with the Improvements thereon and the Equipment therein being collectively called the "Property"). If the Lien of this Deed of Trust is subject to a security interest covering any Property described in this GRANTING CLAUSE III, then all of the right, title and interest of the Grantor in and to any and all such Property is hereby assigned to the Beneficiary, together with the benefits of all deposits and payments now or hereafter made thereon by or on behalf of the Grantor.

         Appurtenant Rights. All estate, right, title and interest of the Grantor in, to, under or derived from all tenements, hereditaments and appurtenances now or hereafter relating to the Property; the streets, roads, sidewalks and alleys abutting the Property; all strips and gores within or adjoining the Land; all land in the bed of any body of water adjacent to the Land; all land adjoining the Land created by artificial means or by accretion; all air space and rights to use air space above the Land; all development or similar rights now or hereafter appurtenant to the Land; all rights of ingress and egress now or hereafter appertaining to the Property; all easements and rights of way now or hereafter appertaining to the Property; and all royalties and other rights now or hereafter appertaining to the use and enjoyment of the Property, including alley, party walls, support, drainage, crop, timber, agricultural, horticultural, oil, gas and other mineral, water stock, riparian and other water rights.

         Agreements. All estate, right, title and interest of the Grantor in, to, under or derived from: all Insurance Policies (including all unearned premiums and dividends thereunder), all guarantees and warranties relating to the Property, all supply and service contracts for water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utilities now or hereafter relating to the Property, and all other contract rights now or hereafter relating to the use or operation of the Property (the foregoing being collectively called the "Agreements").

         Leases. All estate, right, title and interest of the Grantor in, to, under or derived from all Leases now or hereafter in effect, whether or not of record, for the use or occupancy of all or any part of the Property.

         Rents, Issues and Profits. All estate, right, title and interest of the Grantor in, to, under or derived from: all rents, royalties, issues, profits, receipts, revenue, income and other benefits now or hereafter accruing with respect to the Property, including all rents and other sums now or hereafter payable pursuant to the Leases; all other sums now or hereafter payable with respect to the use, occupancy, management, operation or control of the Property; and all other claims, rights and remedies now or hereafter belonging or accruing with respect to the Property, including fixed, additional and percentage rents, occupancy charges, security deposits, parking, maintenance, common area, tax, insurance, utility and service charges and contributions (whether collected under the Leases or otherwise), proceeds of sale of electricity, gas, heating, air-conditioning and other utilities and services (whether collected under the Leases or otherwise), and deficiency rents and liquidated damages following default or cancellation (the foregoing rents and other sums described in this Granting Clause being collectively called the "Rents"), all of which the Grantor hereby irrevocably directs be paid to the Beneficiary, subject to the license granted to the Grantor pursuant to Section 5.07(b), to be held, applied and disbursed as provided in this Deed of Trust.

         Permits. All estate, right, title and interest of the Grantor in, to, under or derived from all licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter pertaining to the ownership, management or operation of the Property (the foregoing being collectively called the "Permits").

         Proceeds and Awards. All estate, right, title and interest of the Grantor in, to, under or derived from all proceeds of any Transfer, financing, refinancing or conversion into cash or liquidated claims, whether voluntary or involuntary, of any of the Trust Property, including all Insurance Proceeds, Awards and title insurance proceeds under any title insurance policy now or hereafter held by the Grantor, and all rights, dividends and other claims of any kind whatsoever (including damage, secured, unsecured, priority and bankruptcy claims) now or hereafter relating to any of the Trust Property, all of which the Grantor hereby irrevocably directs be paid to the Beneficiary to the extent provided hereunder, to be held, applied and disbursed as provided in this Deed of Trust.


         Books and Records. All books and records of the Grantor now or hereafter pertaining to the ownership, management or operation of the Property.


         Other Intangible Property. All estate, right, title and interest of the Grantor in, to, under or derived from all intangible property, to the extent not described in the foregoing Granting Clauses, now or hereafter necessary to operate the Property as a going concern.

         Additional Property. All greater, additional or other estate, right, title and interest of the Grantor in, to, under or derived from the Trust Property now or hereafter acquired by the Grantor, including all right, title and interest of the Grantor in, to, under or derived from all extensions, improvements, betterments, renewals, substitutions and replacements of, and additions and appurtenances to, any of the Trust Property hereafter acquired by or released to the Grantor or constructed or located on, or affixed to, the Property, in each case, immediately upon such acquisition, release, construction, location or affixation; all estate, right, title and interest of the Grantor in, to, under or derived from any other property and rights which are, by the provisions of the Collateral Documents, required to be subjected to the Lien hereof; all estate, right, title and interest of the Grantor in, to, under or derived from any other property and rights which are necessary to maintain the Property and the Grantor's business or operations conducted therein as a going concern, in each case, to the fullest extent permitted by law, without any further conveyance, mortgage, assignment or other act by the Grantor; and all estate, right, title and interest of the Grantor in, to, under or derived from all other property and rights which are by any instrument or otherwise subjected to the Lien hereof by the Grantor together with all estate, right, title and interest of the Grantor and anyone claiming by, through or under the Grantor in, to, under or derived from the Trust Property and all rights and appurtenances relating thereto, to the Beneficiary, forever.

EXHIBIT Aas
Description of the Land

         Lots 1 to 15, inclusive, Block 9, NEAHR'S ADDITION TO THE CITY OF PHOENIX, according to the plat of record in the office of the County Recorder of Maricopa County, Arizona, in Book 2 of Maps, page 61.


    The second Deed of Trust granting clauses are identical with respect to the following property:


EXHIBIT A
Description of the Land


         Lots 1 thru 6; 9 thru 16; 18; 20 thru 30; 32; and 36 thru 42 of SABINO ESTATES, per map recorded in Book 45, Page 7 of Maps and Plats, in the office of the Pima County Recorder, Pima County, Arizona.

                                                              CONFORMED COPY



                        AMENDMENT NO. 4 TO CREDIT AGREEMENT


         AMENDMENT dated as of May 3, 1994 among PERINI CORPORATION (the "Borrower"), the BANKS listed on the signature pages hereof (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").


                              W I T N E S S E T H :


         WHEREAS, the parties hereto have heretofore entered into a Credit Agreement dated as of May 10, 1993 (the "Agreement"); and

         WHEREAS, the parties hereto desire to amend the Agreement to allow the Borrower to pay dividends on certain convertible preferred stock.

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

         SECTION 2. Amendment of Section 1.01 of the Agreement. The definition of "Restricted Payment" is hereby amended by deleting the figure "$2,125,000" appearing in clause (i) of the proviso thereto and substituting therefor the figure "$5,125,000".

         SECTION 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 4. Rights Otherwise Unaffected. This Amendment is limited to the matters expressly set forth herein. Except to the extent specifically amended hereby, all terms of the Agreement shall remain in full force and effect.

         SECTION 5. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received duly executed counterparts hereof signed by the Borrower and the Required Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).
         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                             PERINI CORPORATION


                             By /s/ James M. Markert
                                ----------------------------
                                Title: Senior Vice President


                             MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK


                             By /s/ Caroline R. Shapiro
                                ----------------------------
                                Title: Vice President


                             BANK OF AMERICA NATIONAL TRUST

                                & SAVINGS ASSOCIATION


                             By /s/ Richard J. Cerf
                                ----------------------------
                                Title: Vice President


                             SHAWMUT BANK, N.A.


                             By /s/ Robert J. Lord
                                ----------------------------
                                Title: Director


                             FLEET BANK OF MASSACHUSETTS, N.A.


                             By /s/ Jeffrey Bauer
                                ----------------------------
                                Title: Vice President


                             BAYBANK BOSTON, N.A. as Bank
                               and as LC Bank


                             By /s/ Timothy M. Laurion
                                ----------------------------
                                Title: Vice President